CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders and Board of Directors of Forward Funds, Inc.:

As independent public accountants, we hereby consent to all references to our Firm included in or made part of this registration statement amendment.



                                             /s/ ARTHUR ANDERSEN LLP


San Francisco, California
August 10, 1998